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                                 EMPLOYMENT AGREEMENT



    This Employment Agreement (the "Agreement") is effective as of April
19, 1996, by and between Steve M. Van Dick (the "Employee") and CardioThoracic Systems, Inc., a Delaware corporation (the "Company").

                                   R E C I T A L S


    A. The Board of Directors of the Company ( the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

    B. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control which provide the Employee with enhanced financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company following a Change of Control.

    C. In order to accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided herein.

    D. Certain capitalized terms used in the Agreement are defined in Section 6 below.

    In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

    1.   DUTIES AND SCOPE OF EMPLOYMENT: CANCELLATION OF EXISTING CONTRACTS.

         (a) POSITION. The Company shall employ the Employee in the position of Vice President, as such position was defined in terms of responsibilities and compensation as of the effective date of this Agreement; provided, however, that the Board of Directors shall have the right, prior to the occurrence of a Change of Control, to revise such responsibilities and compensation from time to time as the Board of Directors may deem necessary or appropriate.

         (b) OBLIGATIONS. The Employee shall devote his full business efforts and time to the Company and its subsidiaries. The foregoing, however, shall not preclude the Employee from engaging in such activities and services as do not interfere or conflict with his responsibilities to the Company.


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         (c)  EXISTING CONTRACTS.  The Company and Employee agree that the terms of any existing employment agreement will be superseded by the terms herein at the time there is a Change of Control.

    2. BASE COMPENSATION. The Company shall pay the Employee as compensation for his services a base salary at the annualized rate of $140,000. Such salary shall be reviewed at least annually and shall be increased from time to time subject to accomplishment of such performance and contribution goals and objectives as may be established from time to time by the Board of Directors. Such salary shall be paid periodically in accordance with normal Company payroll. The annual compensation specified in this Section 2, together with any increases in such compensation that the Board of Directors may grant from time to time, is referred to in this Agreement as "Base Compensation."

    3. EMPLOYEE BENEFITS. The Employee shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

    4. TERM OF EMPLOYMENT. The Company and the Employee acknowledge that the Employee's employment is at will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies at the time of termination. The terms of this Agreement shall terminate upon the earlier of
(i) the date that all obligations of the parties hereunder have been satisfied,
(ii) March 25, 2001, or (iii) twelve (12) months after a Change of Control. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

    5.   SEVERANCE BENEFITS.

         (a) TERMINATION FOLLOWING A CHANGE OF CONTROL. If the Employee's employment terminates at any time within 12 months after a Change of Control, then the Employee shall be entitled to receive severance benefits as follows:

              (i) VOLUNTARY RESIGNATION: INVOLUNTARY TERMINATION. If the Employee's employment terminates either by Employee's voluntary resignation or as a result of Involuntary Termination other than for Cause, then the Employee shall be entitled to receive (a) severance pay


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equal to twelve months salary in the case of voluntary resignation and twelve months salary in the case of Involuntary Termination other than for Cause, (b) vacation pay equal to the amount of compensation for accrued but unused vacation time, payable in a lump sum at the time of or prior to the Termination Date and
(c) life, medical, dental, accident and disability insurance and other similar benefits as are provided by the Company to other key executives of the Company for twelve months following the Termination Date in the case of voluntary resignation and for twelve months following the Termination Date in the case of Involuntary Termination without Cause. Any Severance Payment to which Employee is entitled pursuant to this Section shall be paid on the Termination Date.

              (ii) TERMINATION FOR CAUSE. If the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

              (iii) DISABILITY; DEATH.  If the Company terminates the
Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or death.

         (b)  TERMINATION APART FROM CHANGE OF CONTROL.    In the event the
Employee's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the 12-month period following a Change of Control, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefit plans and policies at the time of such termination.

         (c) OPTIONS. Subject to Section 9 below, upon a Change of Control 100% of the unvested portion of any stock option held by the Employee under the Company's stock option plans shall automatically be accelerated and the Employee or the Employee's representative, as the case may be, shall have the right to exercise all or any portion of such stock option, in addition to any portion of the option exercisable prior to the Change of Control.

    6. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

         (a) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

              (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or


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              (ii) The stockholders of the Company approve a merger or
consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         (b)  INVOLUNTARY TERMINATION.  "Involuntary Termination" shall mean
(i) without the Employee's express written consent, the assignment to the Employee of any duties or the significant reduction of the Employee's duties, either of which is inconsistent with the Employee's position with the Company and responsibilities in effect immediately prior to such assignment, or the removal of the Employee from such position and responsibilities; (ii)without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the Base Compensation of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than 25 miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 7 below.

    (c) CAUSE. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and (iv) continued violations by the Employee of the Employee's obligations under Section 1 of this Agreement which are demonstrably willful and deliberate on the Employee's part after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

         (d) DISABILITY. "Disability" shall mean that the Employee has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination


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of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

         (e) TERMINATION DATE. "Termination Date" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30) day period), (ii) if the Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within thirty (30) days after the Company gives the Employee notice of termination, the Employee notifies the Company that a dispute exists concerning the termination, the Termination
Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

    7.   SUCCESSORS.

         (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

         (b) EMPLOYEE'S SUCCESSORS. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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    8.   NOTICE.

         (a) GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8 of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

    9. CERTAIN BUSINESS COMBINATIONS. In the event it is determined by the Board of Directors, upon receipt of a written opinion of the Company's independent public accountants, that the enforcement of any Section or subsection of this Agreement, including, but not limited to , Section 5(c) hereof, which allows for the acceleration of vesting of options to purchase shares of the Company's common stock in connection with a Change of Control, would preclude accounting for any proposed business combination of the corporation involving a Change of Control as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, that any such Section or subsection of this Agreement shall be null and void.

    10.  MISCELLANEOUS PROVISIONS.

         (a) NO DUTY TO MITIGATE. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

         (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.


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         (c)  WHOLE AGREEMENT.  No agreements, representations or
understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

         (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

         (e) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (f) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

         (g) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (g) shall be void.

         (h)  EMPLOYMENT TAXES.   All payments made pursuant to this Agreement
will be subject to withholding of applicable income and employment taxes.

         (i) ASSIGNMENT BY COMPANY. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

         (j) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date hereof.


DATED:

COMPANY                                CARDIOTHORACIC SYSTEMS, INC.




                                       By: /s/ Richard W. Ferrain
                                          ---------------------------------

                                       Title: President & CEO
                                             ---------------------------------


EMPLOYEE
                                        /s/ Steve M. Van Dick
                                       ---------------------------------
                                       Steve M. Van Dick


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